UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act
Date of Report: March 20, 2006
(Date of Earliest Event Reported)
Akorn, Inc.
(Exact Name of Registrant as Specified in its Charter)

Louisiana	0-13976	72-0717400
State or other	(Commission	(I.R.S. Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)
2500 MILLBROOK DRIVE
BUFFALO GROVE, ILLINOIS
(Address of principal executive offices)
(847) 279-6100
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):
☐ Written communication pursuant to Rule 425 under the Securities Ac (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
     On March 20, 2006, Akorn, Inc. (“Akorn”) entered into a Waiver and Consent to Credit Agreement (the “Waiver and Consent”) with LaSalle Bank National Association (“LaSalle Bank”), the financial institutions party thereto and Akorn (New Jersey), Inc. (“Akorn New Jersey”). Under the Waiver and Consent, LaSalle Bank agreed to waive certain events of default under (i) that certain Credit Agreement dated as of October 7, 2003 among Akorn, LaSalle, the financial institutions party thereto and Akorn New Jersey (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), (ii) that certain Subordination and Intercreditor Agreement dated October 7, 2003 among Akorn, Akorn New Jersey, LaSalle and the John Kapoor Trust dated 9/20/89 (the “Kapoor Trust”), (iii) that certain Subordination and Intercreditor Agreement dated October 7, 2003 among Akorn, Akorn New Jersey, LaSalle and Arjun C. Waney (“Waney”), and (iv) that certain Subordination and Intercreditor Agreement dated October 7, 2003 among Akorn, Akorn New Jersey, LaSalle and Argent Fund Management Ltd. (“Argent”), arising out of noncompliance with certain of Akorn’s obligations thereunder which result from Akorn’s repayment of an aggregate of $3,287,801.95 of subordinated debt and interest owed to the Kapoor Trust, Waney and Argent pursuant to Subordinated Promissory Notes, each dated October 7, 2003.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.
10.1	Waiver and Consent to Credit Agreement dated March 20, 2006 between Akorn, LaSalle Bank, the financial institutions party thereto and Akorn (New Jersey), Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Akorn, Inc.
By:	/s/ Jeffrey A. Whitnell
Jeffrey A. Whitnell
Chief Financial Officer, Treasurer and Secretary

Date: March 24, 2006